Exhibit 10.1

Up To 8,000,000 Shares

CUBESMART

SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES

OF BENEFICIAL INTEREST (LIQUIDATION PREFERENCE $25 PER SHARE)

PURCHASE AGREEMENT

Up To 8,000,000 Shares

CUBESMART

Series B Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25 Per Share)

PURCHASE AGREEMENT

October 24, 2011

Wells Fargo Investment Holdings, LLC

301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

CubeSmart, a Maryland real estate investment trust (the “Company”), may issue and sell to Wells Fargo Investment Holdings, LLC, a Delaware limited liability company (the “Purchaser”), up to 8,000,000 shares of its Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $25.00 per share) par value $.01 per share (the “Shares”). Subject to the terms and conditions and representations and warranties set forth in this Purchase Agreement (this “Agreement”), the Purchaser hereby agrees to purchase up to 8,000,000 Shares.

As provided in Section 4 of this Agreement, if the Company has not redeemed all of the outstanding Shares within 270 calendar days following the earlier of (i) the Closing Date (as defined in Section 3(a) and (ii) January 1, 2012 (the “Registration Statement Filing Deadline”), the Company shall be obligated to file with the Securities and Exchange Commission (the “Commission”), not later than the Registration Statement Filing Deadline, and use its commercially reasonable efforts to have declared effective within 90 calendar days after the filing thereof (such date, the “Registration Statement Effectiveness Date”), a registration statement (the “Registration Statement”) registering the offer and resale of the Shares or shares of the Company’s fixed rate Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Shares”) or such other securities that may be issued by the Company in exchange for the Shares pursuant to the terms of the Articles Supplementary to the Company’s declaration of trust setting forth the terms of the Shares in the form attached hereto as Exhibit B (the “Articles Supplementary”) (any such securities for which the Shares may be exchanged being referred to as the “Exchange Securities”), under the Securities Act of 1933, as amended (“1933 Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder) by the holders thereof. The Registration Statement Filing Deadline may be accelerated under certain circumstances as provided by Section 4(s) of this Agreement. As of the date hereof, the Company shall enter into a registration rights agreement with the Purchaser substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”). Any preliminary prospectus relating to the Shares or the Exchange Securities and filed as part of any Registration Statement is referred to herein as a “Preliminary Prospectus.” The term “Prospectus” as used herein refers to the final prospectus relating to the Shares or the Exchange Securities filed as part of any Registration Statement and delivered to any underwriters in connection with any underwritten offering of the Shares or Exchange Securities, as contemplated by the Registration Rights Agreement.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in any Registration Statement, Preliminary Prospectus or Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in any Registration Statement, Preliminary Prospectus or Prospectus, respectively; and all references in this Agreement to amendments or supplements to any Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder), which is incorporated or deemed to be incorporated by reference in any Registration Statement, Preliminary Prospectus or Prospectus, respectively.

The Shares are being offered and sold by the Company to the Purchaser without being registered with the Commission under the 1933 Act, in reliance upon the Section 4(2) private placement exemption therefrom. The Company understands that, at any time on or after the Closing Date, the Purchaser might, but is under no obligation to, make an offering of the Shares on the terms and in the manner set forth in this Agreement and agrees that from and after such date the Purchaser may resell, subject to the conditions set forth in this Agreement, all or a portion of the Shares to purchasers as described in this Agreement (the “Subsequent Purchasers”). In that case, the Shares may be offered and sold to the Subsequent Purchasers without being registered with the Commission under the 1933 Act in reliance upon exemptions therefrom.

Section 1.                                            Representations and Warranties of the Company and the Partnership. The Company and CubeSmart, L.P., a Delaware limited partnership (the “Partnership”), jointly and severally, represent and warrant to the Purchaser, as of the date hereof, as of the Closing Time (as defined in Section 3(b) hereof), as of the date of any Registration Statement and as of the time of any sale of the Shares or the Exchange Securities by the Purchaser and agree with the Purchaser, as follows:

(a)                                  Assuming the accuracy of the representations and warranties set forth in Section 2(d), Section 2(e), Section 2(f) and Section 2(g) of this Agreement and compliance by the Purchaser with the procedures set forth in Section 8 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register the Shares under the 1933 Act (except for offers and sales conducted pursuant to any Registration Statement).

(b)                                 The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Shares in a manner that would require the sale of the Shares to be registered under the 1933 Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), or any person acting on its or any of their behalf (other than the Purchaser, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act with respect to the Shares, other than filing or maintaining the effectiveness of a Registration Statement or as otherwise permitted under this Agreement.

(c)                                  The Company’s most recent Annual Report on Form 10-K filed by the Company with the Commission (including any portions of the Company’s proxy statement incorporated by reference therein) and all documents filed by the Company with the Commission pursuant to Section 13 of the 1934 Act since the end of the Company’s latest fiscal year, each such document as amended (collectively, the “SEC Filings”), do not include an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Any Registration Statement will comply in all material respects with the requirements of the 1933 Act and will not, as of its effective date or thereafter until the Purchaser no longer owns any Shares or Exchange Securities, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing representations and warranties in this Section 1(e) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Purchaser furnished in writing to the Company by the Purchaser expressly for inclusion in any Registration Statement or any amendment or supplement thereto.

(e)                                  No Preliminary Prospectus or Prospectus shall, on the date of its delivery or thereafter until the Purchaser no longer owns any Shares or Exchange Securities, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 1(e) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Purchaser furnished in writing to the Company by the Purchaser expressly for inclusion in any Preliminary Prospectus or Prospectus, as the case may be, or any amendment or supplement thereto.

(f)                                    The Company has not distributed and will not distribute, prior to the earlier of the date on which the Shares are redeemed and such date the Purchaser no longer owns any Shares or Exchange Securities, any offering material in connection with the offering and sale of the Shares or Exchange Securities other than any Registration Statement, Preliminary Prospectus or Prospectus.

(g)                                 Any Registration Statement, Preliminary Prospectus or Prospectus shall incorporate such filings as would be required, to be incorporated by reference in a Registration

Statement on Form S-3 pursuant to the 1933 Act. Any documents that are incorporated or deemed to be incorporated by reference in any Registration Statement, Preliminary Prospectus or Prospectus, at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”), complied and will comply in all material respects with the requirements of the 1934 Act and, when read together with the other information in any Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 1(g) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Purchaser furnished in writing to the Company by the Purchaser expressly for inclusion in any Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, or any amendment or supplement thereto.

(h)                                 The only subsidiaries (as defined in the 1933 Act) of the Company and the Partnership are the subsidiaries listed on Schedule I hereto (the “Subsidiaries”). Any subsidiaries of the Company that are “significant subsidiaries” (the “Significant Subsidiaries”) as defined by Rule 1-02 of Regulation S-X are listed on Schedule I hereto under the caption “Significant Subsidiaries of the Company.”

(i)                                     Each of the Company, the Partnership and the Significant Subsidiaries has been duly organized or formed and is validly existing as a real estate investment trust, corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization. Each Subsidiary (other than the Significant Subsidiaries) has been duly organized or formed and is validly existing as a real estate investment trust, corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, net worth, business, prospects, properties, assets or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Partnership and the Subsidiaries, considered as one entity (a “Material Adverse Effect”). Each of the Company, the Partnership and the Subsidiaries has full power and authority (corporate and other) to own or lease, as the case may be, and operate its properties and to conduct its business as described in the SEC Filings and as will be described in any Registration Statement, Preliminary Prospectus or Prospectus, and in the case of each of the Company and the Partnership, to enter into and perform its obligations under this Agreement. Each of the Company, the Partnership and the Subsidiaries is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, result in a Material Adverse Effect; and, other than the Subsidiaries, the Company owns no equity securities or other beneficial interests in any corporation, partnership, joint venture or other business entity.

(j)                                     All of the issued and outstanding general partner interests in the Partnership are owned by the Company and as of June 30, 2011 the Company owned an approximately 95.4%

interest in the Partnership.  All of the issued and outstanding equity securities or ownership interests of each other Subsidiary are wholly owned by the Partnership, except as shown on Schedule I hereto.  All of the issued and outstanding general and limited partner interests in the Partnership and all of the issued and outstanding equity securities or ownership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(k)                                  This Agreement has been duly authorized, executed, and delivered by each of the Company and the Partnership and constitutes the legal, valid and binding obligation of each of the Company and the Partnership enforceable against each of the Company and the Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(l)                                     The Registration Rights Agreement has been duly authorized, executed, and delivered by each of the Company and the Partnership and constitutes the legal, valid and binding obligation of each of the Company and the Partnership enforceable against each of the Company and the Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(m)                               As of the date hereof, (A) 200,000,000 of the Company’s common shares of beneficial interest, par value $.01 per share (“Common Shares”) were authorized for issuance, of which 99,565,406 shares were issued and outstanding, and (B) 40,000,000 preferred shares of beneficial interest, par value $.01 per share (“Preferred Shares”) were authorized for issuance, of which up to 8,000,000 shares will be classified and designated as the Series B Cumulative Redeemable Preferred Shares prior to the Closing Time.  All of the issued and outstanding equity securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the descriptions thereof in the SEC Filings and will conform to the descriptions thereof in any Registration Statement, Preliminary Prospectus or Prospectus. The shareholders of the Company have no preemptive rights with respect to the Shares. All of the issued and outstanding equity securities of the Company, all the issued and outstanding partnership interests in the Partnership, and all ownership interests in each Subsidiary have been offered, sold and issued by such entity in compliance with all applicable laws, including without limitation, federal and state securities laws. Except as described in the SEC Filings and as will be described in any Registration Statement, Preliminary Prospectus and Prospectus, there is no outstanding option, warrant or other right requiring the issuance of, and no commitment, plan or arrangement to issue, any equity securities of the Company, partnership interests in the Partnership or ownership interests any Subsidiary or any security convertible into or exchangeable for such securities or interests.

(n)                                 The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, if and when issued and delivered by the Company pursuant to the terms of this Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and nonassessable. The Shares shall conform to the descriptions thereof in the SEC Filings and will conform to the descriptions thereof in any

Registration Statement, Preliminary Prospectus or Prospectus and will not be subject to any preemptive rights of any securityholder of the Company. No holder of Shares will be subject to personal liability by reason of being such a holder. The Articles Supplementary will be, on or prior to the Closing Date, duly authorized, executed, delivered and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) and will comply with all applicable legal requirements.

(o)                                 The form of certificate representing the Shares will comply with all applicable legal requirements, the requirements of the Company’s declaration of trust and bylaws, and (if applicable) the requirements of the New York Stock Exchange, Inc. (“NYSE”).

(p)                                 There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, or any other U.S. or non-U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(q)                                 Except as otherwise disclosed in the SEC Filings, subsequent to the respective dates as of which information is given therein:

(i)                                     there has been no material adverse change, or any prospective change that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net worth, business, prospects, properties, assets or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Partnership and the Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”);

(ii)                                  the Company, the Partnership and the Subsidiaries, considered as one entity, have not incurred any material direct, indirect or contingent liability or obligation, nor entered into any material transaction or agreement; and

(iii)                               other than regular dividends on the Common Shares in amounts per share that are consistent with past practice and the Company’s declaration of trust, there has been no dividend or distribution of any kind declared, paid or made by the Company, the Partnership or, except for dividends paid to the Company or Subsidiaries, any of the Subsidiaries on any class of equity securities or repurchase or redemption by the Company or any of its subsidiaries of any class of equity securities.

(r)                                    KPMG LLP, which has expressed its opinion with respect to the financial statements for the years ended December 31, 2008, 2009 and 2010, including in each case, the related notes thereto, and any supporting schedules included in the SEC Filings and included or incorporated by reference in any Registration Statement, Preliminary Prospectus or Prospectus, are independent registered public accountants with respect to the Company as required by the 1933 Act and the 1934 Act.

(s)                                  The financial statements included in the SEC Filings and included or incorporated by reference in any Registration Statement, Preliminary Prospectus or Prospectus present fairly the consolidated financial position of the Company, the Partnership and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the SEC Filings present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the 1934 Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (“GAAP”), except as may be expressly stated in the related notes thereto. Other than the financial statements and supporting schedules included therein, no other financial statements or supporting schedules are required by the 1934 Act to be included in the SEC Filings.

(t)                                    The execution, delivery and performance of this Agreement by each of the Company and the Partnership and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate or limited partnership action, as applicable, and will not result in any Default (as defined herein) under the declaration of trust or bylaws of the Company, the certificate of limited partnership or agreement of limited partnership of the Partnership or any organizational document of any Subsidiary, (ii) will not conflict with or constitute a breach of, or default (or, with the giving of notice or lapse of time, would be in default) (“Default”) or a Debt Repayment Triggering Event (as defined herein) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any of the Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, the Partnership or any Subsidiary is a party or by which it or any of its respective properties or assets may be bound, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Partnership or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Partnership or any of the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by each of the Company and the Partnership and the sale of the Shares under this Agreement, except such as have been obtained or made by each of the Company and the Partnership and are in full force and effect under the 1933 Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Partnership or any of the Subsidiaries.

(u)                                 The Company, the Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; none of the Company, the Partnership or the Subsidiaries is in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which it is a party or by which it or any of its respective properties or assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and no other party under any such agreement or instrument to which the Company, the Partnership or any of the Subsidiaries are a party is, to the knowledge of the Company or the Partnership, in default in any material respect thereunder; and the Company, the Partnership and the Subsidiaries are not in violation of their respective declaration of trust, bylaws, certificate of general or limited partnership, partnership agreement or other organizational documents, as the case may be.

(v)                                 The Agreement of Limited Partnership of the Partnership, including any amendments and restatements thereto (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by all partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(w)                               Except as contemplated in the SEC Filings, subsequent to the respective dates as of which information is given therein, the Company, the Partnership or the Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, the Partnership and the Subsidiaries on a consolidated basis; and there has not been any material change in the equity securities or structure, short-term debt or long-term debt of any of the Company, the Partnership and the Subsidiaries, or any Material Adverse Change; and, except for regular dividends on the Common Shares in amounts per share that are consistent with past practice and the Company’s declaration of trust, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity securities.

(x)                                   Except as set forth in the SEC Filings, there is not pending or, to the knowledge of the Company or the Partnership, threatened any action, suit or proceeding to which the Company, the Partnership, any of the Subsidiaries or any of their respective officers, trustees or directors is a party, or of which any of their properties or other assets is the subject, before or by any court or governmental agency or body, that is reasonably likely, individually or in the aggregate, to result in any Material Adverse Effect or to have a material adverse effect on the ability of the Company or the Partnership to perform its obligations under this Agreement.

(y)                                 No labor problem or dispute with the employees of any of the Company, the Partnership or any of the Subsidiaries exists or, to the best of the Company’s or the Partnership’s knowledge, is threatened or imminent, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of the Company’s, the Partnership’s or the Subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

(z)                                   During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all SEC Filings.

(aa)                            There are no contracts or documents of the Company that are required to be filed as exhibits to the SEC Filings that have not been so filed.

(bb)                          Each of the Company, the Partnership and the Subsidiaries owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of its business as now conducted or as proposed in the SEC Filings to be conducted.

(cc)                            Each of the Company, the Partnership and the Subsidiaries holds all material licenses, certificates and permits from governmental authorities that are necessary to the conduct of its business and is in compliance with the terms and conditions of such licenses, certificates and permits; and none of the Company, the Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Company, the Partnership or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(dd)                          Each of the Company, the Partnership and the Subsidiaries has good and marketable title to the properties and assets, as described in the SEC Filings (the “Properties”), owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the SEC Filings or are not material in relation to the business of the Company, the Partnership and the Subsidiaries on a consolidated basis. Each of the Company, the Partnership and the Subsidiaries has valid, subsisting and enforceable leases for the Properties as leased by it with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by it. No tenant under any of the leases pursuant to which the Company, the Partnership or any of the Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises demised under such lease. The use and occupancy of each of the Properties comply in all material respects with all applicable codes and zoning laws and regulations; none of the Company, the Partnership or the Subsidiaries has knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the Properties; and none of the Company, the Partnership or the Subsidiaries has knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the Properties.

(ee)                            There are no contracts, agreements or understandings between or among the Company, the Partnership, any of the Subsidiaries and any person that would give rise to a valid claim against the Company, the Partnership, any of the Subsidiaries or the Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Shares or as a result of any transactions contemplated by this Agreement, other than the fees payable to the Purchaser pursuant to the transactions contemplated by this Agreement.

(ff)                                The mortgages and deeds of trust encumbering the properties and assets described or referred to in the SEC Filings are not convertible into equity securities of the Company or any Subsidiary.

(gg)                          Each of the Company, the Partnership and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed by it and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due. No material tax deficiency has been asserted against the Company, the Partnership or any Subsidiary, nor does the Company or the Partnership know of any material tax deficiency which is likely to be asserted against the Company, the Partnership or any Subsidiary; all tax liabilities, if any, are adequately provided for on the respective books of the entities in all material respects.

(hh)                          The Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal tax purposes throughout the period from its formation through the date hereof.

(ii)                                  None of the Company, the Partnership or any Subsidiary is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, none of the Company, the Partnership or any Subsidiary will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 (the “1940 Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder).

(jj)                                  Each of the Company, the Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(kk)                            No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Partnership, from making any other distribution on such Subsidiary’s equity securities, from repaying to the Company or the Partnership any loans or advances to such Subsidiary from the Company or the Partnership or from transferring any of such Subsidiary’s property or assets to the Company, the Partnership or any other Subsidiary of the Company or the Partnership, except as described in or contemplated by the SEC Filings (subject, however, to any restrictions in the partnership or operating agreements of Subsidiaries that are joint ventures).

(ll)                                  The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares or any Exchange Securities.

(mm)                      No transaction has occurred between or among the Company, the Partnership or any Subsidiaries, on one hand, and any of their officers, trustees or directors or any affiliate or affiliates of any such officer, trustee or director, on the other hand, that is required to be described in and is not described in the SEC Filings.

(nn)                          There are no outstanding loans or advances or guarantees of indebtedness by the Company, the Partnership or any of the Subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or the general partner of the Partnership or any of their respective family members.

(oo)                          The Company, the Partnership and the Subsidiaries maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the 1934 Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp)                          Except as disclosed in the SEC Filings, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq)                          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, the Partnership and the Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(rr)                                Title insurance in favor of the Company, the Partnership or the Subsidiaries is maintained with respect to each of the properties owned by them in an amount at least equal to the cost of acquisition of such property, except, in each case, where the failure to maintain such title insurance is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(ss)                            Since the date of the last audited financial statements included in the SEC Filings, except as described therein, (i) there has not been any change in the condition, financial or otherwise, or in the earnings, net worth, business, prospects, properties, assets or operations of the Company, the Partnership or any of the Subsidiaries, whether or not arising from transactions in the ordinary course of business, that is reasonably likely to result in a Material Adverse Effect, nor any event or development involving a prospective Material Adverse Effect; (ii) none of the Company, the Partnership or any of the Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) none of the Company, the Partnership or any of the Subsidiaries has undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business.

(tt)                                The Company, the Partnership and the Subsidiaries are conducting their respective businesses in material compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(uu)                          The operations of each of the Company, the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company, the Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Partnership, threatened.

(vv)                          None of the Company, the Partnership or the Subsidiaries or, to the knowledge of the Company or the Partnership, any trustee, director, officer, agent, employee or affiliate of any of the Company, the Partnership or the Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined herein), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and each of the Company, the Partnership and the Subsidiaries, and to the knowledge of the Company and the Partnership, their respective affiliates, has conducted its business in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ww)                      None of the Company, the Partnership or the Subsidiaries or, to the knowledge of the Company or the Partnership, any trustee, director, officer, agent, employee or affiliate of any of the Company, the Partnership or the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company, the Partnership or the Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)                              For its taxable years ended December 31, 2004 through December 31, 2010, the Company qualified as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s current and proposed organization and method of operation will permit it to meet and to continue to meet the requirements for taxation as a REIT under the Code for its 2011 taxable year and thereafter. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification as, a REIT.

(yy)                          None of the Company, the Partnership or any of the Subsidiaries is, and, if operated in the manner described in the SEC Filings, none of the Company, the Partnership or any of the Subsidiaries will be, a “broker” within the meaning of Section 3(a)(4) of the 1934 Act or a “dealer” within the meaning of Section 3(a)(5) of the 1934 Act or required to be registered pursuant to Section 15(a) of the 1934 Act.

(zz)                              Except as otherwise described in the SEC Filings, none of the Company, the Partnership or any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”)), on, in, under or affecting any of the Company’s, the Partnership’s or any Subsidiary’s respective properties, except in material compliance with applicable laws; except as disclosed in the SEC Filings, the properties of each of the Company, the Partnership and the Subsidiaries are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and each of the Company, the Partnership and the Subsidiaries is in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the SEC Filings, none of the Company, the Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company or the Partnership, threatened, claim, litigation or any administrative agency proceeding that: (i) alleges a violation of any Environmental Laws by the Company, the Partnership or any Subsidiary; (ii) alleges that the Company, the Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any of the properties of the

Company, the Partnership or any Subsidiary; or (iv) alleges that the Company, the Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the property, damage to natural resources, property damage, or personal injury based on its activities or the activities of its respective predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, each of the Company, the Partnership and the Subsidiaries conducts Phase I environmental assessments on each of its properties at the time such property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of each of the Company, the Partnership and the Subsidiaries. None of the entities that prepared appraisals of the properties or Phase I environmental assessment reports with respect to such properties was employed for such purpose on a contingent basis or has any substantial interest in any of the Company, the Partnership or any Subsidiary, and none of such entities’ trustees, directors, officers or employees is connected with the Company, the Partnership or any Subsidiary as a promoter, selling agent, trustee, director, officer or employee.

(aaa)                      None of the following events has occurred or exists: (i) a failure by the Company, the Partnership or any Subsidiary to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company, the Partnership or any Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company, the Partnership or any Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(bbb)                   There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or trustees of the Company or any of the members of any of them, except as disclosed in the SEC Filings and except as will be disclosed in any Registration Statement, Preliminary Prospectus or Prospectus.

(ccc)                      Other than late Section 16 filings, there is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ddd)                   Nothing has come to the attention of the Company or the Partnership that has caused the Company or the Partnership to believe that the statistical and market-related data included in the SEC Filings is not based on or derived from sources that are reliable and accurate in all material respects.

(eee)                      The Company is in compliance with the rules and regulations of the NYSE.

(fff)                            Except as contemplated in the Deluxe Transaction, or as provided in the declaration of trust of the Company and Partnership Agreement of the Partnership, there are no existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities.

(ggg)                   The redemption by the Company of the Shares in accordance with the Articles Supplementary would not constitute a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the properties or any of the other assets of the Company, the Partnership or any of the Subsidiaries pursuant to the terms or provisions of (i) its declaration of trust, bylaws, certificate of limited partnership, partnership agreement, limited liability company agreement or other organizational document, (ii) any bond, debenture, contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which any of them may be bound, or to which any of its property or assets is subject, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, the Partnership or any of the Subsidiaries, except as would not result in a Material Adverse Effect.

Any certificate signed by any officer of the Company or the Partnership and delivered to the Purchaser or to counsel for the Purchaser in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Partnership, as the case may be, to the Purchaser as to the matters covered thereby on the date of such certificate.

Section 2.                                            Representations and Warranties of the Purchaser. The Purchaser represents and warrants to and agrees with the Company and the Partnership as of the date hereof and as of the Closing Time as follows:

(a)                                  The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware.

(b)                                 The Purchaser has, and at the Closing Time will have, full limited liability company power to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed, and delivered by the Purchaser. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except for such as have been obtained and except for such as would not materially impede the transactions contemplated by this Agreement.

(c)                                  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its organizational documents, except for such violations as would not materially impede the transactions contemplated by this Agreement.

(d)                                 None of the Purchaser, its Affiliates, or any person acting on its or any of their behalf has engaged or will engage, in connection with any offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act with respect to the Shares, other than as otherwise permitted under this Agreement or the 1933 Act.

(e)                                  The Purchaser and its representatives have (i) had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Shares to the Purchaser and the business, properties, prospects and financial condition of the Company and (ii) received copies of the SEC Filings.

(f)                                    The Purchaser has substantial experience as a purchaser of equity securities issued by companies similar to the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and could afford a complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser acknowledges that in purchasing the Shares it must be prepared to continue to bear the economic risk of such investment for an indefinite period of time because the Shares have not been registered under the 1933 Act and cannot be sold unless they are subsequently registered under the 1933 Act and applicable state securities laws, or unless exemptions from such registration requirements are available.

(g)                                 The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

(h)                                 The Purchaser understands that the Shares will be “restricted shares” under the federal securities laws inasmuch as they will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the 1933 Act only in certain limited circumstances.

(i)                                     There are no contracts, agreements or understandings between the Purchaser and any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Shares to the Purchaser, other than any fee payable to the Purchaser pursuant to the transactions contemplated by this Agreement.

(j)                                     It is understood that the certificate(s) evidencing the Shares shall initially bear substantially the following legend (in addition to any legend otherwise required under applicable federal or state securities laws or by the Company’s declaration of trust):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.

THE HOLDER OF THIS SECURITY, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS MAY BE PERMITTED BY RULE 144 UNDER THE 1933 ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (a) TO THE COMPANY; (b) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE 1933 ACT (IF AVAILABLE AND ON THE UNDERSTANDING THAT THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL BEFORE REGISTERING ANY SUCH TRANSFER ON ITS SHARE TRANSFER RECORDS) (IF AVAILABLE), (c) PURSUANT TO A 1933 ACT REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (d) PURSUANT TO ANOTHER AVAILABLE EXEMPTION, IF ANY, FROM SUCH REGISTRATION REQUIREMENTS OR IN A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS;

AND AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

Section 3.                                            Sale and Delivery to the Purchaser; Closing; Fees.

(a)                                  On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Purchaser hereby offers to purchase from the Company up to 8,000,000 Shares on the Closing Date, for the consideration specified in Section 3(b) hereof.  If the Company elects to accept such offer, the Company will provide written notice to the Purchaser at least five New York business days prior to the Closing Date (as defined below).  In the event the Company receives gross offering proceeds in public offerings of Common Shares or Preferred Shares completed after the date of this Agreement but prior to the First Deluxe Closing (as hereinafter defined) (the “Public Offerings”) in excess of $150 million, then the number of Shares offered to be purchased by the Purchaser shall be reduced from 8,000,000 by a number of shares equal to the quotient obtained by dividing (i) the gross proceeds received in the Public Offerings in excess of $150 million divided by (ii) $25.00; provided however, that the number of Shares to be purchased by Purchaser pursuant to this Agreement cannot be reduced to less than 2,000,000 unless there is a class or series of Comparable Public Preferred Shares (as defined in the Articles Supplementary) outstanding.  If the number of Shares to be purchased by the Purchaser pursuant to this Agreement is less than 2,000,000 Shares and such Shares remain outstanding after the Trigger Date, then the Purchaser shall have the Minimum Share Exchange Rights provided by Section 10 of the Articles Supplementary.  The “First Deluxe Closing” shall mean the date on which the Company or its affiliates acquire the first pool of assets to be acquired pursuant to that certain Agreement for Purchase & Sale entered into on October 24, 2011 by and between the Partnership and certain affiliates of Storage Deluxe Realty, LLC (the “Deluxe Acquisition Agreement”).  The “Deluxe Transaction” shall mean the transaction contemplated by the Deluxe Acquisition Agreement.  The “Trigger Date” shall mean the date that is 360 days after the earlier of (i) the date of original issuance of the Series B Preferred Shares and (y) January 1, 2012.

(b)                                 The Company will deliver to the Purchaser a certificate representing 8,000,000 Shares (or such lesser number of Shares as provided by Section 3(a)), with transfer taxes thereon duly paid, against payment of an amount equal to the product of (i) $25.00 multiplied by (ii) the number of Shares being purchased by the Purchaser multiplied by (iii) 96.35%, in Federal (same day) funds by wire transfer to an account of the Company, in connection with the closing of such transaction, at the office of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016, at 10:00 a.m., New York time, on such New York business day as the Company may specify upon notice to the Purchaser given on or before the fifth New York business day prior to such date; provided that such closing date may not be later than March 31, 2012 (such time being herein referred to as the “Closing Time” and the date of such payment being herein referred as the “Closing Date”). The Company may not specify more than one Closing Date. To the extent the Company has not specified a Closing Date on or prior to the fifth New York business day prior to March 31, 2012 in accordance with the terms of this Section 3(b), the Purchaser shall have no obligation to purchase any Shares pursuant to this Agreement.

(c)                                  The certificate for any Shares to be issued to the Purchaser shall be registered in such name as the Purchaser may request in writing at least one full business day before the Closing Time. The certificate for any Shares will be made available for examination by the Purchaser in New York, New York, not later than 10:00 a.m. (New York time) on the business day prior to the Closing Time.

(d)                                 In consideration of the Purchaser’s obligations hereunder, the Company shall pay Wells Fargo Securities, LLC (“WFS:”) a structuring and advisory fee in the amount and upon the terms set forth in that certain letter agreement dated as of the date hereof by and among the Company and WFS (the “Structuring and Advisory Fee”). The Company acknowledges no portion of the Structuring and Advisory Fee shall be refundable, including if the Company does not require the Purchaser to purchase all or any portion of the 8,000,000 Shares.

(e)                                  The Purchaser acknowledges that the Company’s declaration of trust prohibits certain transfers of Shares in order to preserve the Company’s status as a REIT under the Code, and that the Company intends to disclose such transfer restrictions in any Registration Statement, Preliminary Prospectus or Prospectus.

Section 4.                    Covenants of the Company and the Partnership.  Each of the Company and the Partnership covenants with the Purchaser as follows:

(a)                                  For so long as any Shares or Exchange Securities are outstanding and are held by the Purchaser, the Company shall furnish to the Purchaser at the address set forth below (or as otherwise provided to the Company in writing), as soon as available, copies of any report or communication of the Company mailed generally to any holders of its equity securities, except for any such reports or communications available through the Commission’s EDGAR system.

(b)                                 The Company agrees that it shall not make any offer or sale of securities if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render unavailable (for the purpose of (i) the sale of the Shares by the Company to the Purchaser or (ii) the resale of the Shares by the Purchaser to Subsequent Purchasers) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof, including the provisions of Regulation D under the 1933 Act.

(c)                                  In connection with the sale of the Shares to the Purchaser, from the date hereof to the Closing Date, the Company agrees that such Purchaser and counsel for such Purchaser shall have the right to make reasonable inquiries into the business of the Company, and the Company also agrees to provide answers to such inquiries (to the extent that such information is available or can be acquired and made available without extraordinary effort or expense and to the extent the provision thereof is not prohibited by applicable law).

(d)                                 The Company agrees to take such steps as shall be necessary to ensure that none of the Company, the Partnership or any of the Subsidiaries shall become an “investment company” within the meaning of such term under the 1940 Act.

(e)                                  Any proceeds received by the Company from the sale of any or all of the Shares shall be used by the Company solely in connection with the Company’s consummation of the

Deluxe Transaction, including to refinance any debt proceeds used to consummate the Deluxe Transaction.

(f)                                    The Company will not, and will cause the Subsidiaries not to, amend the declaration of trust or bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Subsidiaries or amend or enter into any contract, lease or other instrument or suffer to exist any judgment, ruling, decree, or order of any court or other governmental agency or body applicable to the Company or any of the Subsidiaries that would prohibit or restrict in any material manner the ability of the Company to redeem the Shares as specified in the Articles Supplementary.

(g)                                 At or prior to the Closing Time, the Partnership will take or cause to be taken all actions necessary to accept the proceeds from the offering as a contribution from the Company and will issue to the Company “mirror” units that have substantially similar economic rights to distributions and in liquidation to those of the Shares.

(h)                                 The Company shall execute the Articles Supplementary and file the same with the SDAT at or prior to the Closing Time.

(i)                                     The Company shall use its best efforts to continue to maintain its qualification as a REIT under the Code unless and until the Company’s Board of Trustees determines prospectively that it is in the best interest of the Company’s common shareholders for the Company not to maintain such qualification.

(j)                                     If the Company has not redeemed all of the outstanding Shares by the Registration Statement Filing Deadline, the Company shall, at its own expense, on or prior to such date, file with the Commission the Registration Statement, including any Preliminary Prospectus and the Prospectus, for use by the holders of the Shares or the Exchange Securities, as selling shareholders, and shall use its commercially reasonable efforts to have the Registration Statement and a companion Form 8-A registration statement, if any, for the Shares or the Exchange Securities declared effective within 90 calendar days after the filing thereof.  The Company will thereafter to keep such registrations continuously effective with respect to the Shares or the Exchange Securities other than (i) Shares or Exchange Securities that have been exchanged or disposed of pursuant to the Registration Statement, (ii) Shares or Exchange Securities that are eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act without volume limitations or other restrictions on transfer thereunder, including without limitation, paragraphs (c), (e), (f) and (h) of Rule 144 and (iii) Shares or Exchange Securities that have ceased to be outstanding. To the extent they are eligible, the Company shall use its reasonable best efforts to list the Shares or the Exchange Securities on the NYSE commencing upon the effective date of such Form 8-A. At the Purchaser’s election such Registration Statement may be used in connection with an underwritten public offering, managed by one or more underwriters selected by the Purchaser in its sole discretion. In the event that the Purchaser elects to pursue an underwritten public offering, the Company and the Partnership agree to deliver, or cause to be delivered, certificates, opinions, comfort letters and other documentation, in form and substance satisfactory to the Purchaser, that are customary in connection with the closing of underwritten public offerings.

(k)                                  No later than the effectiveness of any Registration Statement, the Company shall cause the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company, and to the extent allowed by applicable law, removal of the legends referred to in Section 2(j) hereof.

(l)                                     (i)                                     If, prior to any redemption by the Company or sale by the Purchaser of all of the Shares purchased by the Purchaser, any event shall have occurred or condition exists as a result of which any Registration Statement, Preliminary Prospectus or Prospectus, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, when such document is delivered, not misleading, or if in the reasonable opinion of counsel for the Purchaser it is otherwise necessary to amend or supplement such Registration Statement, Preliminary Prospectus or Prospectus to comply with applicable law, the Company agrees promptly to prepare (subject to this Section 4(l)), file with the Commission (with respect to any Registration Statement, Preliminary Prospectus or Prospectus) and furnish at its own expense to the Purchaser, such number of copies of amendments or supplements to any Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, as are reasonably requested by the Purchaser containing such information as is necessary so that such Registration Statement, as the case may be, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, when such document is delivered to a purchaser, not misleading, or so that such document, as amended or supplemented, will comply with applicable law.

(ii)                                  Following the effectiveness of any Registration Statement and for so long as the Shares are outstanding, if, in the judgment of the Purchaser, the Purchaser or any of its Affiliates is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Shares or any Exchange Securities, the Company agrees (A) periodically to amend the Registration Statement and Prospectus so that the information contained therein complies with the requirements of Section 10(a) of the 1933 Act, (B) to amend the Registration Statement and Prospectus or the documents incorporated by reference therein when necessary to reflect any material changes in the information provided therein so that the Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, when the document is so delivered, not misleading and (C) to provide the Purchaser with copies of each amendment or supplement filed and such other documents as the Purchaser may reasonably request.

(iii)                               The Company and the Partnership hereby expressly acknowledge that the indemnification and contribution provisions of Sections 9 and 10 of this Agreement are specifically applicable and relate to any Registration Statement, Preliminary Prospectus, Prospectus, or any amendment or supplement to any of the foregoing documents prepared pursuant to this Agreement.

(m)                               The Company (i) shall cooperate with the Purchaser and counsel for the Purchaser to qualify or register the Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state or other securities laws of those jurisdictions (both domestic and foreign) as may be designated by the Purchaser or its counsel, (ii) shall comply with such laws and (iii) shall continue such qualifications, registrations and exemptions in effect so long as required for the Purchaser’s placement of the Shares to the Subsequent Purchasers; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and provided, further, that the Company may require that offers and sales in one or more jurisdictions must be made through brokers licensed in that jurisdiction. The Company will advise the Purchaser promptly of its knowledge of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible time.

(n)                                 Prior to the redemption by the Company or sale by the Purchaser of all of the Shares purchased by the Purchaser, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15(d) of the 1934 Act.

(o)                                 If the Company or the Partnership raises capital through the issuance of equity, incurrence of debt, consummation of any other financing transaction, or direct or indirect sale of any asset (excluding any proceeds used to repay any indebtedness secured by such asset) and the Company does not redeem all of the Shares held by the Purchaser or if the Company enters into an agreement, the consummation or completion of which, will result in a “Change of Control” (as defined in the Articles Supplementary), the Registration Statement Filing Deadline shall be accelerated to the date of the completion of such financing, sale or the date of such agreement or action, as the case may be.  For clarity, the phrase “incurrence of debt” as used herein shall not include mortgage debt or advances by the Company or Partnership under their revolving credit facility.

Section 5.                                            Payment of Expenses.

(a)                                  The Company will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby or by any Registration Statement, Preliminary Prospectus or Prospectus, if applicable, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares or any Exchange Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares or any Exchange Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares or any Exchange Securities to the Purchaser, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all reasonable fees and expenses of counsel to the Purchaser in connection with the initial sale of Shares to the Purchaser and all such fees and expenses incurred subsequent to such time in connection with the transactions contemplated hereby or in any Registration Statement, Preliminary Prospectus or Prospectus, (vi)

all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of any Registration Statement, Preliminary Prospectus or Prospectus (including, in each case, financial statements), and all amendments and supplements thereto, (vii) all filing fees, attorneys’ fees and expenses reasonably incurred by the Company or the Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares or any Exchange Securities for offer and sale or placement, as the case may be, under state Blue Sky or securities laws and, if requested by the Purchaser in connection with any Registration Statement, Preliminary Prospectus or Prospectus, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, and (viii) the fees payable in connection with listing such securities on the NYSE, if applicable.

(b)                                 If this Agreement is terminated by the Purchaser pursuant to Section 7 or Section 13 hereof, or if the sale to the Purchaser of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision of this Agreement (including any failure by the Company to specify a Closing Date in accordance with the terms of Section 3(b)), the Company agrees to reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Purchaser in connection with the proposed purchase and the offering and sale of the Shares to the Purchaser to have been delivered at such Closing Date, including, but not limited to, fees and disbursements of advisors, travel expenses, postage, facsimile and telephone charges.

Section 6.                                            Appointment of Wells Fargo Investment Holdings, LLC, as Initial Distribution Rate Calculation Agent. The initial Distribution Rate Calculation Agent under the Articles Supplementary for the Company is appointed as follows:

(a)                                  Upon the terms and subject to the conditions set forth in this Section 6, effective from and after the Closing Time, the Company hereby appoints Wells Fargo Investment Holdings, LLC as its Distribution Rate Calculation Agent under the Articles Supplementary (in such capacity, the “Calculation Agent”), and Wells Fargo Investment Holdings, LLC hereby accepts such appointment.

(b)                                 In acting under this Section 6, the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein and in the Articles Supplementary as duties of the Distribution Rate Calculation Agent. In acting under this Agreement, the Calculation Agent (in its capacity as such) assumes no obligation towards, or any relationship of agency or trust for or with, the holders of the Shares.

(c)                                  The Company shall reimburse the Calculation Agent for all reasonable expenses, disbursements and advances incurred or made by the Calculation Agent in connection with the services rendered by it as Calculation Agent under this Agreement (including reasonable legal fees and expenses) upon receiving an accounting therefor from the Calculation Agent; provided, however, that until the Registration Statement Filing Deadline, the Calculation Agent shall pay its expenses incurred in its role as Calculation Agent.

(d)                                 The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine and correct. Any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer or employee of the Company. The Calculation Agent may consult with counsel satisfactory to it, and, as to legal matters, the opinion of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the opinion of such counsel.

(e)                                  The Calculation Agent may act as Calculation Agent and it and its officers, employees and shareholders may become owners of, or acquire any interest in, the Shares, with the same rights as if the Calculation Agent were not the Calculation Agent, and may engage in, or have an interest in, any financial or other transaction with the Company or any of its affiliates as if the Calculation Agent were not the Calculation Agent hereunder.

(f)                                    Wells Fargo Investment Holdings, LLC may at any time terminate its agreement to act as Calculation Agent by giving no less than 90 days’ written notice to the Company (which notice shall specify the date or event upon which such termination is to become effective) unless the Company consents in writing to a shorter time. The Company may terminate its appointment of Wells Fargo Investment Holdings, LLC as Calculation Agent at any time by giving written notice to Wells Fargo Investment Holdings, LLC and specifying the date on which the termination shall become effective; provided, however, that no termination by the Calculation Agent or by the Company shall become effective prior to the date of the appointment of a successor Calculation Agent by the Company as provided in Section 6(g) hereof and the acceptance of such appointment by such successor Calculation Agent. If an instrument of acceptance by a successor Calculation Agent shall not have been delivered to the resigning or terminated Calculation Agent within 30 days after the giving of such notice of resignation and the Company shall not have informed the Calculation Agent that it does not intend to appoint a successor Calculation Agent, the resigning Calculation Agent may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. Upon termination by either party pursuant to the provisions of this Section 6(f), the Calculation Agent with respect to which this Agreement has been terminated shall be entitled to the reimbursement of all reasonable expenses, disbursements and advances incurred or made by it in connection with the services rendered by it hereunder, as provided in Section 6(c) hereof.

(g)                                 Any successor Calculation Agent appointed by the Company shall execute and deliver to the existing Calculation Agent and to the Company an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the Calculation Agent, with like effect as if originally named as Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the Calculation Agent in connection with the performance of its obligations hereunder.

(h)                                 The Company shall indemnify and hold harmless the Calculation Agent and its affiliates and their respective officers and employees from and against all actions claims, damages, liabilities, losses and expenses (including reasonable legal fees and expenses) relating to or arising out of actions or omissions in its capacity as Calculation Agent, except actions, claims, damages, liabilities, losses and expenses caused by the gross negligence or willful misconduct of the Calculation Agent or its officers or employees. The indemnification provided by this Section 6(h) shall survive the redemption, exchange or sale of the Shares and the termination of this Agreement. The Company will not be liable for any settlement of any action or claim effected without its written consent.

(i)                                     Any corporation into which the Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any document or any further act by the parties hereto.

(j)                                     In no event shall the Calculation Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.                                            Conditions of the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company herein included, to the performance by the Company and the Partnership of their respective obligations hereunder, and to the following further conditions:

(a)                             At the Closing Time, the Purchaser shall have received the favorable opinion dated as of such Closing Date, of Pepper Hamilton LLP, counsel for the Company and the Partnership, in such form and substance reasonably satisfactory to the Purchaser.

(b)                            At the Closing Time, (1) there shall not have been, since the respective dates as of which information is given in the SEC Filings, any Material Adverse Change from that set forth in the SEC Filings, (2) no proceedings shall be pending or, to the knowledge of the Company or the Partnership, threatened against the Company, the Partnership, or any Subsidiary before or by any Federal, state, or other commission, board, or administrative agency wherein an unfavorable decision, ruling, or finding would reasonably be expected to result in any Material Adverse Change other than as set forth in the SEC Filings, (3) the representations and warranties set forth in Section 1 hereof shall be accurate as though expressly made at and as of such Closing Time; and (4) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time. The Purchaser shall have received, at the Closing Time, a certificate executed by the President or Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, evidencing compliance with the provisions of this subsection (b) and additionally stating that the conditions precedent set forth in this Section 7 have been satisfied.

(c)                             The First Deluxe Closing shall have been consummated, or shall be consummated substantially concurrently with the Closing Date.

(d)                            Any request for additional information on the part of the staff of the Commission or any state securities authorities regarding the Shares, any Exchange Securities or the transactions contemplated by this Agreement or any Registration Statement shall have been complied with to the satisfaction of the staff of the Commission or such authorities.

(e)                             The Company shall provide a list of the jurisdictions in which the Company and each Subsidiary set forth on Schedule I hereto is qualified or registered as a foreign corporation, partnership, limited liability company or other entity, as applicable (the “Foreign Qualification Schedule”).

(f)                               Prior to the Closing Time, counsel for the Purchaser shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares or Exchange Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein included; and all proceedings taken by the Company or the Partnership that are necessary in connection with the issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

(g)                            At the Closing Time, no event shall have occurred that shall constitute a “Material Adverse Change” as defined in the Deluxe Acquisition Agreement.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section 6(h), Section 9 and Section 10 hereof, the provisions concerning payment of expenses under Section 5 hereof and the provisions relating to governing law shall remain in effect.

Section 8.                                            Offer, Sale and Resale Procedures. Prior to the effectiveness of any Registration Statement, the Purchaser and the Company hereby establish and agree to observe the following procedures in connection with any offer and sale of the Shares in accordance with applicable laws:

(a)                             Offers and sales of the Shares will be made only by the Purchaser or Affiliates thereof qualified or registered to do so in the jurisdictions in which such offers or sales are made.

(b)                            Each such offer or sale shall be made only in compliance with applicable federal and state securities laws:

(c)                                  The Shares will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Shares.

(d)                                 Following the sale of the Shares by the Purchaser to Subsequent Purchasers pursuant to the terms of this Agreement, the Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Shares other than by the Purchaser.

Section 9.                                            Indemnification.

(a)                                  The Company and the Partnership agree to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Preliminary Prospectus or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, including pursuant to Section 4(p) hereof), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for inclusion in any Registration Statement, Preliminary Prospectus or Prospectus.

(b)                                 The Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to information made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for inclusion in any Registration Statement, Preliminary Prospectus or Prospectus. Notwithstanding the foregoing, in no event shall the Purchaser be liable or responsible for any amount in excess of the fees specified in Section 3(d) hereof actually received by such Purchaser in connection with the purchase of the Shares pursuant to this Agreement.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Purchaser, in the case of parties indemnified pursuant to paragraph (a) of this Section, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 10.                                      Contribution.

(a)                                  If the indemnification provided for in Section 9 hereof is unavailable to an indemnified party or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchaser on the other hand in connection with the matters that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Shares to the Purchaser (before deducting expenses other than fees payable pursuant to Section 3(d) hereof) received by the Company and the total fees actually received by the Purchaser pursuant to Section 3(d) of the Agreement bear to the aggregate sales price of the Shares. In the case of an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and of the Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(b)                                 The Company and the Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (a) of this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall the Purchaser be required to contribute any amount in excess of the fees, specified in Section 3(b) hereof, received by the Purchaser in connection with the purchase of the Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c)                                  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(d)                                 The indemnity and contribution provisions contained in this Section 10 and the representations and warranties of the Company and the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser or by or on behalf of the Company or its officers or trustees or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares.

Section 11.                                      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements included in this Agreement, or included in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

Section 12.                                      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchaser shall be directed to Wells Fargo Investment Holdings, LLC, 301 S. College Street, Charlotte, North Carolina 28288, Attention: Transaction Management (email: TMGCapitalMarkets@wellsfargo.com), with a copy to Alston Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia, 30309, Attention: Lesley H. Solomon (telecopy: (404) 253-8384); and notices to the Company shall be directed to it at 460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087; Attention: Chief Legal Officer (telephone: (610) 293-5700; telecopy: (610) 293-5720, with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103, Attention: Michael H. Friedman (telecopy: (215) 981-4750).

Section 13.                                      Termination of Purchaser’s Obligation to Purchase Shares;  Termination of Agreement. In the event that at any time subsequent to the date hereof the Company or the Partnership raises capital with an aggregate amount of $500 million or more through the issuance of equity, incurrence of debt, or direct or indirect sale of any asset (excluding any proceeds used to repay any indebtedness secured by such asset), Purchaser shall have no obligation to purchase any Shares hereunder. In addition, if at any time subsequent to the date hereof the Deluxe Acquisition Agreement shall be terminated pursuant to its terms prior to the Closing Date, this Agreement (including any supplemental agreement in relation hereto) shall terminate immediately, except as provided in Section 5 and except that Sections 1, 9, 10, 11 and 15 shall survive any such termination and remain in full force and effect.  For clarity, the phrase “incurrence of debt” as used herein shall not include mortgage debt or advances by the Company or Partnership under their revolving credit facility.

Section 14.                                      Parties. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 9 and 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Purchaser shall be deemed to be a successor by reason merely of such purchase.

Section 15.                                      Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

Section 16.                                      Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 17.                                      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you and the Company and the Partnership in accordance with its terms.

Very truly yours,

CUBESMART

By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

By: CUBESMART, its General Partner

By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

Accepted as of the date hereof:

WELLS FARGO INVESTMENT HOLDINGS, LLC

By:	/s/ Teresa Hee
Name: Teresa Hee
Title: Managing Director

SCHEDULE I

List of Subsidiaries

Name	Jurisdiction of Organization	Percentage Ownership	Significant Subsidiary (Y/N)
CubeSmart, L.P. (formerly known as U-Store-It, L.P.)	Delaware	95.4%	Y
Acquiport/Amsdell III, LLC	Delaware	100%	N
Acquiport/Amsdell IV, LLC	Delaware	100%	N
Acquiport/Amsdell VI, LLC	Delaware	100%	N
Lantana Property Owner’s Association, Inc.	Florida	100%	N
U-Store-It Development LLC	Delaware	100%	N
CubeSmart TRS, Inc.	Ohio	100%	Y
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg	100%	N
USI II, LLC	Delaware	100%	N
USI Overseas Development Holding L.P.	Delaware	100%	N
USI Overseas Development LLC	Delaware	100%	N
USIFB LP	London	100%	N
USIFB LLP (Joint Venture)	London	97%	N
YASKY LLC	Delaware	100%	N
YSI I LLC	Delaware	100%	N
YSI II LLC	Delaware	100%	N
YSI III LLC	Delaware	100%	N
YSI IV LLC	Delaware	100%	N
YSI IX GP LLC	Delaware	100%	N
YSI IX LP	Delaware	100%	N
YSI IX LP LLC	Delaware	100%	N
CubeSmart Management LLC (formerly known as YSI Management LLC)	Delaware	100%	Y
YSI V LLC	Delaware	100%	N
YSI VI LLC	Delaware	100%	N
YSI VII GP LLC	Delaware	100%	N
YSI VII LP	Delaware	100%	N
YSI VII LP LLC	Delaware	100%	N
YSI VIII GP LLC	Delaware	100%	N
YSI VIII LP	Delaware	100%	N
YSI VIII LP LLC	Delaware	100%	N
YSI X GP LLC	Delaware	100%	N
YSI X LP	Delaware	100%	N
YSI X LP LLC	Delaware	100%	N
YSI XI GP LLC	Delaware	100%	N
YSI XI LP	Delaware	100%	N
YSI XI LP LLC	Delaware	100%	N
YSI XII GP LLC	Delaware	100%	N
YSI XII LP	Delaware	100%	N
YSI XII LP LLC	Delaware	100%	N
YSI XIII GP LLC	Delaware	100%	N
YSI XIII LP	Delaware	100%	N
YSI XIII LP LLC	Delaware	100%	N
YSI XIV GP LLC	Delaware	100%	N
YSI XIV LP	Delaware	100%	N

Name	Jurisdiction of Organization	Percentage Ownership	Significant Subsidiary (Y/N)
YSI XIV LP LLC	Delaware	100%	N
YSI XV LLC	Delaware	100%	N
YSI XVI LLC	Delaware	100%	N
YSI XVII GP LLC	Delaware	100%	N
YSI XVII LP	Delaware	100%	N
YSI XVII LP LLC	Delaware	100%	N
YSI XX GP LLC	Delaware	100%	N
YSI XX LP	Delaware	100%	N
YSI XX LP LLC	Delaware	100%	N
YSI XXI LLC	Delaware	100%	N
YSI XXIII LLC	Delaware	100%	N
YSI XXIV GP LLC	Delaware	100%	N
YSI XXIV LP LLC	Delaware	100%	N
YSI XXIX GP LLC	Delaware	100%	N
YSI XXIX LP	Delaware	100%	N
YSI XXIX LP LLC	Delaware	100%	N
YSI XXV GP LLC	Delaware	100%	N
YSI XXV LP	Delaware	100%	N
YSI XXV LP LLC	Delaware	100%	N
YSI XXVI GP LLC	Delaware	100%	N
YSI XXVI LP	Delaware	100%	N
YSI XXVI LP LLC	Delaware	100%	N
YSI XXVII GP LLC	Delaware	100%	N
YSI XXVII LP	Delaware	100%	N
YSI XXVII LP LLC	Delaware	100%	N
YSI XXVIII GP LLC	Delaware	100%	N
YSI XXVIII LP	Delaware	100%	N
YSI XXVIII LP LLC	Delaware	100%	N
YSI XXX LLC	Delaware	100%	N
YSI XXXI LLC	Delaware	100%	N
YSI XXXII LLC	Delaware	100%	N
YSI XXXIII LLC	Delaware	100%	N
YSI XXXIIIA LLC	Delaware	100%	N
YSI XXXIV LLC	Delaware	100%	N
YSI XXXV LLC	Delaware	100%	N
YSI XXXVII LLC	Delaware	100%	N
YSI XXXVIII LLC	Delaware	100%	N
YSI XXXIX LLC	Delaware	100%	N
YSI XXXX LLC	Delaware	100%	N
YSI XXXXI LLC	Delaware	100%	N
YSI XXXXII LLC	Delaware	100%	N
YSI XXXXIII LLC	Delaware	100%	N
YSI XXXXIV LLC	Delaware	100%	N
YSI XXXXV LLC	Delaware	100%	N
YSI XXXXVI LLC	Delaware	100%	N
YSI XXXXVII LLC	Delaware	100%	N
YSI XXXXVIII LLC	Delaware	100%	N
YSI XLIX LLC	Delaware	100%	N
YSI L LLC	Delaware	100%	N
YSI Venture LP LLC	Delaware	100%	N
YSI Venture GP LLC	Delaware	100%	N
YSI-HART Limited Partnership (Joint Venture)	Delaware	50%	N

Name	Jurisdiction of Organization	Percentage Ownership	Significant Subsidiary (Y/N)
YSI HART TRS, Inc.	Ohio	100%	N
CubeSmart Asset Management, LLC (formerly known as Storage Asset Management, LLC)	Delaware	100%	N
Property Guard, LLC	Delaware	100%	N
YSI Burke Lake, LLC	Delaware	100%	N
CS Venture I, LLC	Delaware	100%	N
United HSRE I, L.P. (Joint Venture)	Delaware	50%	N